99.e.1.a
Appendix A to the Distribution Agreement, dated April 17, 2009, by and between
EGA Emerging Global Shares Trust and ALPS Distributors, Inc.

Funds	Effective Date	NYSE
Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund	April 17, 2009	EEG
Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund	April 17, 2009	EBM
Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund	April 17, 2009	EMT
Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund	April 17, 2009	ECG
Emerging Global Shares Dow Jones Emerging Markets Consumer Services Titans Index Fund	April 17, 2009	ECN
Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund	April 17, 2009	EEO
Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund	April 17, 2009	EFN
Emerging Global Shares Dow Jones Emerging Markets Health Care Titans Index Fund	April 17, 2009	EHK
Emerging Global Shares Dow Jones Emerging Markets Industrials Titans Index Fund	April 17, 2009	EID
Emerging Global Shares Dow Jones Emerging Markets Technology Titans Index Fund	April 17, 2009	ETX
Emerging Global Shares Dow Jones Emerging Markets Telecom Titans Index Fund	April 17, 2009	ETS
Emerging Global Shares Dow Jones Emerging Markets Utilities Titans Index Fund	April 17, 2009	EUT
Emerging Global Shares INDXX India Infrastructure Index Fund	November 12, 2009	INXX
Emerging Global Shares INDXX China Infrastructure Index Fund	November 12, 2009	CHXX
Emerging Global Shares INDXX Brazil Infrastructure Index Fund	November 12, 2009	BRXX
Emerging Global Shares INDXX India Mid Cap Index Fund	November 12, 2009	INMC
Emerging Global Shares INDXX China Mid Cap Index Fund	November 12, 2009	CHMC
Emerging Global Shares INDXX Brazil Mid Cap Index Fund	November 12, 2009	BZMC

IN WITNESS WHEREOF, the parties hereto have caused this Appendix A to be amended and restated effective as of the 12th day of November 2009.

ALPS Distributors, Inc.	EGA Emerging Global Shares Trust, on behalf of the Funds listed on this Appendix A
By: /s/ Thomas A. Carter Name: Thomas A. Carter	By: /s/ Robert C. Holderith Name: Robert C. Holderith
Title: President	Title: President